TRAEGER ANNOUNCES FIRST QUARTER FISCAL 2026 RESULTS
Raises Adjusted EBITDA and Gross Margin Outlook for Full Year 2026
Reiterates Revenue Guidance as Project Gravity Delivers on Plan
SALT LAKE CITY, UT, May 11, 2026 (BUSINESS WIRE) -- Traeger, Inc. ("Traeger" or the "Company") (NYSE: COOK), creator and category leader of the wood pellet grill, today announced its financial results for the three months ended March 31, 2026.
First Quarter 2026 Results
•Total revenues decreased 34.3% to $94.1 million
•Grill revenues decreased 45.4% to $47.4 million
•Net income of $2.9 million or $1.08 per diluted share1
•Adjusted EBITDA of $17.3 million
•Operating cash flow of $17.9 million and free cash flow of $14.5 million
Jeremy Andrus, CEO of Traeger, commented, “We entered the peak selling season with encouraging early demand signals, including year-to-date consumer sell-through tracking slightly above our expectations and continued strong engagement across the Traeger community. We’re leaning into demand creation with increased influencer investment to help translate that momentum into strong retail performance.”
“Innovation remains central to our strategy to expand household penetration, and we’re continuing to refresh our lineup to meet consumers where they are on both features and price. This includes the launch of Westwood and the recently announced Irontop, along with focused programs with our retail partners to convert interest at the point of sale and deliver an elevated consumer experience," continued Mr. Andrus.
“At the same time, Project Gravity remains on track and is helping us sharpen priorities, simplify the business, and improve the durability of our profit model, while creating capacity to invest in brand, innovation and retail execution. Based on our first quarter performance, including the recognition of an IEEPA tariff refund and what we're seeing in the marketplace, we are raising our Adjusted EBITDA and gross margin outlook for the full year while reiterating our revenue guidance. The benefit is fully reflected in our updated outlook, with partial offsets from continued MEATER competitive pressure, macro headwinds, and broader tariff uncertainty, and we expect to provide a more detailed update on the Q2 call," concluded Mr. Andrus.
1 This press release reflects the impact of the 1-for-50 reverse stock split of the Company's common stock, par value $0.0001 per share, effective on March 17, 2026. All share and per share amounts have been retroactively adjusted to reflect the reverse stock split for all periods presented. See our Form 10-Q for the quarter ended March 31, 2026 for additional information. Additionally, there were no dilutive securities outstanding as of March 31, 2026.

Operating Results for the First Quarter
Total revenue decreased by 34.3% to $94.1 million, compared to $143.3 million in the first quarter last year.
•Grill revenues decreased 45.4% to $47.4 million as compared to the first quarter last year. The decrease was driven by reductions in unit volumes and average selling price. The decline in unit volumes reflects the prior year launch of the Woodridge series and retail orders placed in advance of anticipated tariff increases, as well as channel optimization actions taken under Project Gravity. Lower average selling price was driven by mix shift toward lower priced grills.
•Consumables revenues decreased 13.7% to $26.1 million as compared to the first quarter last year. The decrease was driven by lower average selling price of wood pellets and food consumables, partially offset by an increase in wood pellet unit volumes from channel expansion.
•Accessories revenues decreased 21.8% to $20.6 million as compared to the first quarter last year. This decrease was driven primarily by lower sales of MEATER smart thermometers and a decrease in the average selling price of Traeger branded accessories.
Gross profit decreased to $43.0 million, compared to $59.5 million in the first quarter last year. Gross margin was 45.7% in the first quarter, compared to 41.5% in the same period last year. The increase in gross margin rate includes the $12.4 million benefit from the IEEPA tariff refund. Excluding this item, gross margin was 32.6%, down 890 basis points, reflecting timing of trade spend, lower mix of direct import sales, tariff-related costs and MEATER fixed cost deleverage.
Sales and marketing expenses were $12.6 million, compared to $22.2 million in the first quarter last year. The decrease in sales and marketing expense was driven by lower employee-related costs, reductions in discretionary operating overhead, as well as lower demand creation costs and professional service fees, reflecting cost reduction actions associated with Project Gravity.
General and administrative expenses were $19.4 million, compared to $25.0 million in the first quarter last year. The decrease in general and administrative expense was driven by a decrease in stock-based compensation expense, as well as a decrease in employee-related costs.
Restructuring and other costs of $3.2 million were recorded in connection with Project Gravity, which primarily related to consulting fees associated with the execution of these initiatives, as well as severance and other personnel costs.
Net income was $2.9 million in the first quarter, or $1.08 per diluted share, as compared to net loss of $0.8 million in the first quarter of last year, or $0.30 per diluted share.1
Adjusted net income was $4.0 million, or $1.49 per diluted share as compared to adjusted net income of $6.6 million, or $2.54 per diluted share in the first quarter last year.2
Adjusted EBITDA was $17.3 million in the first quarter as compared to $22.5 million in the same period last year.2
1 This press release reflects the impact of the 1-for-50 reverse stock split of the Company's common stock, par value $0.0001 per share, effective on March 17, 2026. All share and per share amounts have been retroactively adjusted to reflect the reverse stock split for all periods presented. See our Form 10-Q for the quarter ended March 31, 2026 for additional information. Additionally, there were no dilutive securities outstanding as of March 31, 2026 and 2025.
2 Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures included in this press release and the reasons for their use, are presented below.

Balance Sheet
Cash and cash equivalents at the end of the first quarter totaled $33.7 million, compared to $19.6 million at December 31, 2025.
Inventory at the end of the first quarter was $87.8 million, compared to $98.8 million at December 31, 2025 and $127.2 million at March 31, 2025.
These improvements reflect continued execution under Project Gravity and support our focus on balance sheet health and liquidity.

Guidance For Full Year Fiscal 2026
This outlook fully reflects the anticipated benefits from Project Gravity in 2026, including approximately $50 million of value capture. Adjusted EBITDA and gross margin guidance reflect the flow-through of the IEEPA tariff refund benefit recognized in Q1, with an offset to account for continued MEATER competitive pressure, macro headwinds, and broader tariff uncertainty. Free Cash Flow guidance does not reflect the impact of the tariff refund given uncertainty around the timing of cash realization.
•Total revenue is expected to be between $465 million and $485 million
•Gross margin is expected to be between 39.5% and 40.5%
•Adjusted EBITDA is expected to be between $57 million and $67 million
•Free Cash Flow is expected to be at least $30 million
A reconciliation of Adjusted EBITDA and Free Cash Flow guidance to Net Income (Loss) and Net cash provided by (used in) operating activities on a forward-looking basis cannot be provided without unreasonable efforts, as the Company is unable to provide reconciling information with respect to, in the case of Adjusted EBITDA, adjustments for benefit for income taxes, interest expense, depreciation and amortization, other (income) expense, stock-based compensation, non-routine legal expenses, restructuring and other costs, employee retention tax credits, and, in the case of Free Cash Flow, adjustments for purchases of property, plant, and equipment.
Conference Call Details
A conference call to discuss the Company's first quarter results is scheduled for Monday, May 11, 2026, at 4:30 p.m. ET. To participate, please dial (833) 461-5787 or +1 (585) 542-9983 for international callers, conference ID 832752707. The conference call will also be webcast live at https://investors.traeger.com. A replay of the webcast will also be available approximately two hours after the conclusion of the call on the Company's website at https://investors.traeger.com. A supplemental presentation has also been posted to the Company's website at https://investors.traeger.com.
About Traeger
Traeger Grills, headquartered in Salt Lake City, is the creator and category leader of the wood pellet grill, an outdoor cooking system that ignites all-natural hardwoods to grill, smoke, bake, roast, braise, and barbecue. In 2023, Traeger entered the griddle category, further establishing its leadership position in the outdoor cooking space. Traeger grills are versatile and easy to use, empowering cooks of all skill sets to create delicious meals with flavor that cannot be replicated. Grills are at the core of our platform and are complemented by Traeger wood pellets, rubs, sauces, accessories, and MEATER smart thermometers.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our anticipated full year fiscal 2026 results, our Project Gravity initiative, our strategy, our upcoming product launches, consumer demand for our products, and our financial position. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, our realization of the anticipated benefits from Project Gravity and the impact that Project Gravity may have on our business; our history of operating losses; our ability to manage our business through periods of strategic realignment; our ability to expand into additional markets; our ability to maintain and strengthen our brand to generate and maintain ongoing demand for our products; our ability to cost-effectively attract new customers and retain our existing customers; our failure to maintain product quality and product performance at an acceptable cost; U.S. trade policies, tariffs, antidumping and countervailing duty proceedings on our business; the impact of product liability and warranty claims and product recalls; the highly competitive market in which we operate; the use of social media and community ambassadors affecting our reputation or subjecting us to fines or other penalties; issues in relation to sustainability and corporate responsibility matters; any decline in demand from certain retailers; risks associated with our significant international operations; our reliance on a limited number of third-party manufacturers; and the other factors discussed under the caption "Risk Factors" in our periodic and current reports filed with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2025. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.
CONTACT:
Investors:
Stephanie Read
Traeger, Inc.
investor@traeger.com
Media:
The Brand Amp
Traeger@thebrandamp.com

TRAEGER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31, 2026	December 31, 2025
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$33,687	$19,624
Accounts receivable, net	64,354	82,122
Inventories	87,774	98,831
Prepaid expenses and other current assets	28,364	14,272
Total current assets	214,179	214,849
Property, plant, and equipment, net	31,931	33,703
Operating lease right-of-use assets	36,978	38,201
Intangible assets, net	376,677	387,050
Other non-current assets	1,885	2,173
Total assets	$661,650	$675,976
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$8,941	$14,135
Accrued expenses	51,240	62,668
Current portion of notes payable	250	250
Current portion of operating lease liabilities	2,212	2,650
Other current liabilities	363	382
Total current liabilities	63,006	80,085
Notes payable, net of current portion	399,876	399,590
Operating lease liabilities, net of current portion	22,595	23,040
Deferred tax liability	658	1,861
Other non-current liabilities	715	552
Total liabilities	486,850	505,128
Stockholders’ equity:
Preferred stock, $0.0001 par value; 25,000,000 shares authorized and no shares issued or outstanding as of March 31, 2026 and December 31, 2025	—	—
Common stock, $0.0001 par value; 1,000,000,000 shares authorized
Issued and outstanding shares - 2,745,361 and 2,741,312 as of March 31, 2026 and December 31, 2025	—	—
Additional paid-in capital	975,967	974,386
Accumulated deficit	(801,138)	(804,066)
Accumulated other comprehensive income (loss)	(29)	528
Total stockholders’ equity	174,800	170,848
Total liabilities and stockholders’ equity	$661,650	$675,976

TRAEGER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenue	$94,066	$143,283
Cost of revenue	51,051	83,824
Gross profit	43,015	59,459
Operating expenses:
Sales and marketing	12,632	22,210
General and administrative	19,413	25,019
Amortization of intangible assets	8,813	8,818
Restructuring and other costs	3,180	—
Total operating expense	44,038	56,047
Income (loss) from operations	(1,023)	3,412
Other income (expense):
Interest expense	(7,610)	(7,893)
Other income, net	11,285	2,103
Total other income (expense)	3,675	(5,790)
Income (loss) before benefit for income taxes	2,652	(2,378)
Benefit for income taxes	(276)	(1,600)
Net income (loss)	$2,928	$(778)
Net income (loss) per share, basic and diluted	$1.08	$(0.30)
Weighted average common shares outstanding, basic and diluted	2,714,306	2,585,908
Other comprehensive loss:
Foreign currency translation adjustments	$(7)	$(272)
Amortization of dedesignated cash flow hedge	(550)	(1,006)
Total other comprehensive loss	(557)	(1,278)
Comprehensive income (loss)	$2,371	$(2,056)

TRAEGER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$2,928	$(778)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation of property, plant and equipment	2,676	3,749
Amortization of intangible assets	10,505	10,492
Amortization of deferred financing costs	563	477
Loss on disposal of property, plant and equipment	11	14
Stock-based compensation expense	1,755	5,176
Unrealized loss on derivative contracts	1,040	332
Amortization of dedesignated cash flow hedge	(550)	(1,006)
Other non-cash adjustments	(1,155)	398
Change in operating assets and liabilities:
Accounts receivable	17,768	(9,627)
Inventories	11,057	(19,869)
Prepaid expenses and other current assets	(15,133)	15,917
Other non-current assets	373	207
Accounts payable and accrued expenses	(13,942)	(26,319)
Net cash provided by (used in) operating activities	17,896	(20,837)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant, and equipment	(3,392)	(1,826)
Capitalization of patent costs	(131)	(85)
Proceeds from sale of property, plant, and equipment	33	9
Net cash used in investing activities	(3,490)	(1,902)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds on line of credit	—	25,000
Repayments on line of credit	—	(5,000)
Repayments of long-term debt	(63)	(63)
Principal payments on finance lease obligations	(106)	(145)
Taxes paid related to net share settlement of equity awards	(174)	—
Net cash provided by (used in) financing activities	(343)	19,792
Net increase (decrease) in cash and cash equivalents	14,063	(2,947)
Cash and cash equivalents at beginning of period	19,624	14,981
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$33,687	$12,034

TRAEGER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

(Continued)	Three Months Ended March 31,
	2026	2025
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$7,604	$8,367
Income taxes paid, net of refunds	$150	$764
NON-CASH FINANCING AND INVESTING ACTIVITIES
Equipment purchased under finance leases	$251	$347
Property, plant, and equipment included in accounts payable and accrued expenses	$61	$944

TRAEGER, INC.
RECONCILIATIONS OF AND OTHER INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES
(unaudited)
In addition to our results and measures of performance determined in accordance with U.S. GAAP, we believe that certain non-GAAP financial measures are useful in evaluating and comparing our financial and operational performance and liquidity over multiple periods, identifying trends affecting our business, formulating business plans and making strategic decisions.
Each of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per share, Adjusted EBITDA Margin, Adjusted Net Income Margin, and Adjusted Gross Margin are key performance measures that our management uses to assess our financial performance and are also used for internal planning and forecasting purposes. Free Cash Flow is a key liquidity measure that our management uses to assess our ability to generate cash and fund our operations, capital expenditures, and other obligations. We believe that these non-GAAP financial measures are useful to investors and other interested parties in analyzing our financial performance (and in the case of free cash flow, our liquidity) because they provide a comparable overview of our operations across historical periods. In addition, we believe that providing each of Adjusted EBITDA and Adjusted Net Income, together with a reconciliation of Net Income (Loss) to each such measure, and providing Adjusted Net Income per share, together with a reconciliation of Net Income (Loss) per share to such measure, Adjusted EBITDA Margin, Adjusted Net Income Margin, and Adjusted Gross Margin, and together with a reconciliation of Net Income (Loss) Margin and Gross Margin to such measures, helps investors make comparisons between our company and other companies that may have different capital structures, different tax rates, and/or different forms of employee compensation. We also believe that providing Free Cash Flow, together with a reconciliation of Net cash provided by (used in) operating activities to such measure, helps investors assess our liquidity and our ability to generate cash from operations. For example, due to finite-lived intangible assets included on our balance sheet following our corporate reorganization in 2017, we have significant non-cash amortization expense attributable to the nature of our capital structure.
Each of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per share, Adjusted EBITDA Margin, Adjusted Net Income Margin, and Adjusted Gross Margin are used by our management team as an additional measure of our performance for purposes of business decision-making, including managing expenditures, and evaluating potential acquisitions. Free Cash Flow is used by our management team as an additional measure of liquidity for purposes of business decision-making, including managing expenditures, and evaluating potential acquisitions. Period-to-period comparisons of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per share, Adjusted EBITDA Margin, Adjusted Net Income Margin, and Adjusted Gross Margin help our management identify additional trends in our financial results that may not be shown solely by period-to-period comparisons of Net Income (Loss) or Income (Loss) from Operations or Net Income (Loss) per share. Period-to-period comparisons of Free Cash Flow help our management identify additional trends in our liquidity that may not be shown solely by period-to-period comparisons of Net cash provided by (used in) operating activities. In addition, we may use Adjusted EBITDA in the incentive compensation programs applicable to some of our employees. Each of Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share has inherent limitations because of the excluded items, and may not be directly comparable to similarly titled metrics used by other companies.

The following table presents a reconciliation of Gross Margin, the most directly comparable financial measure calculated in accordance with U.S. GAAP, to Adjusted Gross Margin on a consolidated basis.

	Three Months Ended March 31,
	2026	2025
Gross margin	45.7%	41.5%
Less: Impact of IEEPA tariff refund recorded in cost of revenue	(13.1)%	—%
Adjusted gross margin	32.6%	41.5%
The following table presents a reconciliation of Net cash provided by (used in) operating activities, the most directly comparable financial measure calculated in accordance with U.S. GAAP, to Free Cash Flow on a consolidated basis. A reconciliation of Free Cash Flow guidance to Net cash provided by (used in) operating activities on a forward-looking basis cannot be provided without unreasonable efforts, as the Company is unable to provide reconciling information with respect to the impact for the purchases of property, plant and equipment, which is an adjustment to Free Cash Flow.

	Three Months Ended March 31,
	2026	2025
Net cash provided by (used in) operating activities	$17,896	$(20,837)
Less: Purchase of property, plant, and equipment	(3,392)	(1,826)
Free cash flow	$14,504	$(22,663)

The following table presents a reconciliation of Net Income (Loss), Income (Loss) from Operations, Net Income (Loss) Margin, Income (Loss) from Operations Margin, and Net Income (Loss) per share, the most directly comparable financial measures calculated in accordance with U.S. GAAP, to Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income Margin and Adjusted Net Income per share, respectively, on a condensed consolidated basis.

	Three Months Ended March 31,
	2026	2025

	(dollars in thousands, except share and per share amounts)
Net income (loss)	$2,928	$(778)
Adjustments:
Other (income) expense (1)	12	(3,417)
Stock-based compensation	1,755	5,176
Non-routine legal expenses (2)	3	8
Amortization of acquisition intangibles (3)	8,111	8,112
Restructuring and other costs (4)	3,180	—
Employee retention tax credits (5)	(11,603)	—
Tax impact of adjusting items (6)	(341)	(2,534)
Adjusted net income	$4,045	$6,567

Net income (loss)	$2,928	$(778)
Adjustments:
Benefit for income taxes	(276)	(1,600)
Interest expense	7,610	7,893
Depreciation and amortization	13,181	14,242
Other (income) expense (7)	562	(2,411)
Stock-based compensation	1,755	5,176
Non-routine legal expenses (2)	3	8
Restructuring and other costs (4)	3,180	—
Employee retention tax credits (5)	(11,603)	—
Adjusted EBITDA	$17,340	$22,530

Revenue	$94,066	$143,283
Net income (loss) margin	3.1%	(0.5)%
Adjusted net income margin	4.3%	4.6%
Adjusted EBITDA margin	18.4%	15.7%

Net income (loss) per diluted share	$1.08	$(0.30)
Adjusted net income per diluted share	$1.49	$2.54
Weighted average common shares outstanding - diluted	2,714,306	2,585,908
(1)Represents realized and unrealized (gains) losses on the interest rate swap, including amortization of dedesignated cash flow hedge, (gains) losses on the disposal of property, plant, and equipment, and unrealized (gains) losses from foreign currency transactions and derivatives.
(2)Represents external legal expenses incurred in connection with the defense of a class action lawsuit and intellectual property litigation.
(3)Represents the amortization expense associated with intangible assets recorded in connection with the 2017 acquisition of Traeger Pellet Grills Holdings LLC.
(4)Represents restructuring and other costs in connection with Project Gravity primarily related to consulting fees and severance and other personnel costs.
(5)Represents the total benefit recorded associated with the refund from the Internal Revenue Service in connection with the Employee Retention Tax Credit.
(6)Represents the tax effect of non-GAAP adjustments calculated at an estimated blended statutory tax rate of 24.8% and 25.7% for the three months ended March 31, 2026 and 2025, respectively.
(7)Represents realized and unrealized (gains) losses on the interest rate swap, (gains) losses on the disposal of property, plant, and equipment, and unrealized (gains) losses from foreign currency transactions and derivatives.